
                                                                                     Exhibit 12.2
                                           WTD INDUSTRIES, INC. AND SUBSIDIARIES

                                       COMPUTATION OF REGISTRANT'S NET INCOME (LOSS)
                                                  TO AVERAGE TOTAL ASSETS
                                               (In Thousands, Except Ratios)


                                                       YEAR ENDED APRIL 30,
                                    -----------------------------------------------------------
                                       1994         1993        1992        1991        1990
                                    ----------   ----------  ----------  ----------  ----------
NET INCOME (LOSS)                  $     6,300 $     23,758 $     2,992 $   (85,152)$    (1,487)
                                    ==========   ==========  ==========  ==========  ==========
AVERAGE TOTAL ASSETS
 Beginning of period               $   100,039 $    113,561 $   106,038 $   220,930 $   184,900
 End of period                          97,100      100,039     113,561     106,038     220,930

   Average                         $    98,570 $    106,800 $   109,800 $   163,484 $   202,915
                                    ==========   ==========  ==========  ==========  ==========

RATIO OF NET INCOME (LOSS) TO
 AVERAGE TOTAL ASSETS                      6.4 %       22.2 %       2.7 %     (52.1)%      (0.7)%

                                                                                     Exhibit 12.3
                                           WTD INDUSTRIES, INC. AND SUBSIDIARIES

                                       COMPUTATION OF REGISTRANT'S NET INCOME (LOSS)
                                         TO AVERAGE STOCKHOLDERS' EQUITY (DEFICIT)
                                               (In Thousands, Except Ratios)


                                                       YEAR ENDED APRIL 30,
                                    -----------------------------------------------------------
                                       1994         1993        1992        1991        1990
                                    ----------   ----------  ----------  ----------  ----------
NET INCOME (LOSS)                  $     6,300 $     23,758 $     2,992 $   (85,152)$    (1,487)
                                    ==========   ==========  ==========  ==========  ==========
AVERAGE STOCKHOLDERS' EQUITY
  (DEFICIT)
 Beginning of period               $    13,684 $    (43,553)$   (46,545)$    38,607 $    40,724
 End of period                          18,512       13,684     (43,553)    (46,545)     38,607

   Average                         $    16,098 $    (14,935)$   (45,049)$    (3,969)$    39,666
                                    ==========   ==========  ==========  ==========  ==========
RATIO OF NET INCOME (LOSS) TO
 AVERAGE STOCKHOLDERS'
 EQUITY (DEFICIT)                         39.1 %         NM          NM          NM        (3.7)%


 NM - Not meaningful

                                                                                     Exhibit 12.4
                                           WTD INDUSTRIES, INC. AND SUBSIDIARIES

                                     COMPUTATION OF REGISTRANT'S AVERAGE STOCKHOLDERS'
                                         EQUITY (DEFICIT) TO AVERAGE TOTAL ASSETS
                                               (In Thousands, Except Ratios)



                                                       YEAR ENDED APRIL 30,
                                    -----------------------------------------------------------
                                       1994         1993        1992        1991        1990
                                    ----------   ----------  ----------  ----------  ----------
AVERAGE STOCKHOLDERS' EQUITY
  (DEFICIT)
 Beginning of period               $    13,684 $    (43,553)$   (46,545)$    38,607 $    40,724
 End of period                          18,512       13,684     (43,553)    (46,545)     38,607

   Average                         $    16,098 $    (14,935)$   (45,049)$    (3,969)$    39,666
                                    ==========   ==========  ==========  ==========  ==========


AVERAGE TOTAL ASSETS
 Beginning of period               $   100,039 $    113,561 $   106,038 $   220,930 $   184,900
 End of period                          97,100      100,039     113,561     106,038     220,930

   Average                         $    98,570 $    106,800 $   109,800 $   163,484 $   202,915
                                    ==========   ==========  ==========  ==========  ==========


RATIO OF AVERAGE STOCKHOLDERS'
 EQUITY (DEFICIT) TO AVERAGE
 TOTAL ASSETS                             16.3 %         NM          NM          NM        19.5 %



 NM - Not meaningful